Exhibit 99.1

EDAP Announces Corporate Name Change to FocalTherics™ to Reflect Exclusive Focus on High-Growth Robotic Focal Therapy

•	Company will Begin Trading Under New Ticker Symbol “FOCL” at Market Open on June 1, 2026

•	Company Intends to Report and Classify its Legacy Non-Core ESWL and Distribution Operating Segments as Discontinued Operations Beginning with Second Quarter 2026 Financial Results

•	Investor Day to be Held on June 1, 2026 to Highlight Company Vision and Long-Term Strategy under New FocalTherics Corporate Identity

AUSTIN, Texas, May 29, 2026 - EDAP TMS S.A. (Nasdaq: EDAP) (the “Company”), the global leader in robotic energy-based therapies, today announced that it will operate under the new corporate name “FocalTherics” to reflect its exclusive and strategic focus on high-growth robotic focal therapy. The Company also announced its intention to report and classify its Extracorporeal Shock Wave Lithotripsy (“ESWL”) and Distribution operating segments as discontinued operations in the Company’s financial statements beginning with second quarter 2026 financial results. In conjunction with this defined focus, the Company is changing its ticker symbol on Nasdaq from “EDAP” to “FOCL”, effective at market open on June 1, 2026.

“FocalTherics is derived from the words ‘Focal Therapy’ and ‘Therapeutics’.” said Ryan Rhodes, Chief Executive Officer. “This new name and identity reflects and reinforces the Company’s emerging leadership in defining, building and driving the growing category of robotic focal therapy. Additionally, our new corporate identity aligns directly with our flagship market leading product brand, Focal One®.”

Rhodes added, “Together, the new corporate name and ticker symbol will create a stronger connection between our company identity, our strategic product brand and the significant opportunity ahead. These combined updates are designed to strengthen how investors, analysts, and stakeholders understand our vision, recognize the momentum of our HIFU business, and appreciate our growing leadership position in Robotic Focal Therapy.”

The ticker symbol change will apply to the Company’s American Depositary Shares, each representing one Ordinary Share (Ordinary Shares, nominal value €0.13 per share). The Company’s legal name will remain EDAP TMS S.A., and the Company intends to submit a corresponding change of legal name for shareholder approval at a future general meeting of the Company’s shareholders. No action is required by shareholders with respect to the name change or ticker symbol change announced today, and these changes will not affect the existing rights of shareholders. Following the ticker symbol change, the American Depositary Shares will continue to be listed on Nasdaq and the CUSIP number will remain unchanged.

The Company will discuss its new corporate identity, growth strategy, and business outlook at the Investor Day scheduled on June 1, 2026 at 8:00 am ET and invites participants to join the event via the Events and Presentations section of the Investor Relations website. A replay of the webcast and associated slide presentation will be available on the Company’s website.

About FocalTherics

A recognized global leader in Robotic Focal Therapy, FocalTherics develops, manufactures, and markets minimally invasive medical devices worldwide to treat various conditions using proprietary focused ultrasound technology. The Company’s flagship platform, Focal One Robotic HIFU, combines advanced imaging, real-time treatment planning, robotic precision, and HIFU technology to deliver personalized focal therapy designed to optimize clinical outcomes while preserving quality of life. FocalTherics is committed to expanding the clinical adoption of its patented focused ultrasound-based robotic therapy platforms through continued innovation, clinical evidence generation, physician education, and global market development initiatives. For more information about FocalTherics, visit FocalTherics.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of applicable federal securities laws, including Section 27A of the U.S. Securities Act of 1933 (the “Securities Act”) or Section 21E of the U.S. Securities Exchange Act of 1934, which may be identified by words such as “believe,” “can,” “contemplate,” “could,” “plan,” “intend,” “is designed to,” “may,” “might,” “potential,” “objective,” “target,” “project,” “predict,” “forecast,” “ambition,” “guideline,” “should,” “will,” “estimate,” “expect” and “anticipate,” or the negative of these and similar expressions, which reflect our views about future events and financial performance. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties, including matters not yet known to us or not currently considered material by us, and there can be no assurance that anticipated events will occur or that the objectives set out will actually be achieved. Important factors that could cause actual results to differ materially from the results anticipated in the forward-looking statements include, among others, the clinical status and market acceptance of our High Intensity Focused Ultrasound (“HIFU”) devices, risks associated with the intended discontinuation of the Company's ESWL and Distribution operating segments, including that the discontinuation may take longer or cost more than expected, may result in disputes with customers, distributors, employees or other counterparties, and may not produce the strategic benefits anticipated as well as risks associated with the current worldwide inflationary environment, the uncertain worldwide economic, political and financial environment, geopolitical instability, climate change and pandemics, or other public health crises, and their related impact on our business operations, including their impacts across our businesses or demand for our devices and services.

Other factors that may cause such a difference may also include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission and in particular, in the sections "Cautionary Statement on Forward-Looking Information" and "Risk Factors" in the Company's Annual Report on Form 10-K.

Forward-looking statements speak only as of the date they are made. Other than required by law, we do not undertake any obligation to update them in light of new information or future developments. These forward-looking statements are based upon information, assumptions and estimates available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete.

Investor Contact

Louisa Smith

Gilmartin Group

investor.relations@focalone.com